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                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 1998


                         Paravant Computer Systems, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


      Florida                        0-28114                   59-2209179
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(State or other jurisdiction     (Commissionon              (IRS Employer of
   Incorporation)                 File Number)              Identification No.)


          1615A West Nasa Boulevard, Melbourne, Florida          32901
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          (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: 407-727-3672



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         (Former name or former address, if changed since last report.)






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Item 2.   Acquisition or Disposition of Assets.

                On October 8, 1998, Paravant Computer Systems, Inc. (the "registrant"), closed the acquisition, which for accounting purposes will be deemed to have been closed as of October 1, 1998, of all of the outstanding shares of capital stock of Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL"), and substantially all of the business and assets of Signal Technology Laboratories, Inc., an Ohio corporation ("STL"), (the "STL Purchased Assets") and obtained long-term non-competition agreements with certain of the shareholders of STL. The acquisition was made under the terms and conditions of the Acquisition Agreement dated as of March 31, 1998, as amended August 6, 1998 (the "Acquisition Agreement"), between the registrant, EDL, STL, and the Shareholders of EDL and STL. The execution of the Acquisition Agreement (then as amended April 23,
          1998) was reported under Item 5, Other Events, in the registrant's Form 8-K Current Report dated March 31, 1998 which was executed on behalf of the registrant on April 28, 1998 and filed with the Securities and Exchange Commission (the "Commission") on April 29, 1998.

                The consideration paid at the closing by the registrant for the acquisition was $8,700,000 in cash, subordinated promissory notes in the aggregate amount of $4,800,000 and 3,950,000 shares of the registrant's common stock. Under the terms of the Acquisition Agreement additional consideration may be paid after the closing as a cash earn-out payable over five years, depending upon the earnings of the acquired businesses. The closing was subject to approval by the shareholders of the registrant which was obtained at the Special Meeting of Shareholders of the registrant held on September 17, 1998.

                A description of the manner of the acquisition, the assets involved, the nature and amount of consideration given therefor, the principle followed in determining the amount of the consideration, the identity of the persons from whom the assets were acquired and the nature of any material relationships between such persons and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer, and the source of funds used for the acquisition is set forth under "Proposal 2: Approval of the Acquisition" and "Additional Information - Cautionary Statement Concerning Forward-Looking Statements" on pages 8 through 100 of the registrant's definitive Proxy Statement for Special Meeting of Shareholders September 17, 1998 which was dated August 11, 1998 (the "Proxy Statement"). The Proxy Statement was filed with the Commission on August 12, 1998. The aforementioned sections of the Proxy Statement are incorporated by reference into this Report.

                Both EDL and STL, headquartered in Dayton, Ohio, design, develop and produce electronic equipment to meet U.S. and foreign government requirements. EDL specializes in avionic equipment used to modify the airborne platforms employed by Special Operations forces. STL designs and produces digital signal processing hardware, digital switch matrices for signal routing purposes, and other products for signal enhancement and modification. EDL was acquired and continues to be operated as a wholly owned subsidiary of the




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          registrant. The STL Purchased Assets were acquired by the registrant in its wholly owned subsidiary STL of Ohio, Inc., an Ohio corporation ("STL Ohio"). STL Ohio was formed by the registrant to implement the acquisition and continues to operate the business of the STL Purchased Assets.

                A copy of the Acquisition Agreement (as finally amended August 6, 1998) is filed as Exhibit 2.1 to this report and incorporated by reference herein.

Item 5.   Other Events.

          Shareholder Approval of Name Change Proposal. At the Special Meeting of Shareholders held on September 17, 1998, the shareholders of the registrant approved management's proposal to change the name of the registrant from Paravant Computer Systems, Inc. to Paravant Inc. It is anticipated that the name change will be implemented by the filing of a name change amendment to the Registrant's articles of incorporation to become effective November 1, 1998.

Item 7.   Financial Statements and Exhibits.

          (a) The financial statements of the businesses acquired which are required by this Item will be filed by an amendment to this Report not later than sixty days after October 23, 1998, the date this Report was required to be filed.

          (b) The pro forma financial information required to be filed by this Item will be filed by an amendment to this Report not later than sixty days after October 23, 1998, the date this Report was required to be filed.

          (c) The following Exhibit is filed as a part of this report:

              2.1 Acquisition Agreement dated as of March 31, 1998 (as amended
                  August 6, 1998) by and among Paravant Computer Systems, Inc., Engineering Development Laboratories, Incorporated, Signal Technology Laboratories, Inc., James E. Clifford, Edward W. Stefanko, C. David Lambertson, C. Hyland Schooley, Peter Oberbeck and Leo S. Torresani.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Paravant Computer Systems, Inc.



Date: October 21, 1998                 By:   /s/ Kevin J. Bartczak
                                          __________________________
                                          Kevin J. Bartczak, Vice President




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                         Paravant Computer Systems, Inc.

           Index to Exhibits filed with Form 8-K dated October 8, 1998


Exhibit   Description of Exhibit
-------   ----------------------
   2.1    Acquisition  Agreement  dated as of March 31,  1998 (as
          amended August 6, 1998) by and among Paravant  Computer
          Systems,  Inc., Engineering  Development  Laboratories,
          Incorporated,  Signal  Technology  Laboratories,  Inc.,
          James  E.  Clifford,   Edward  W.  Stefanko,  C.  David
          Lambertson,  C. Hyland Schooley, Peter Oberbeck and Leo
          S. Torresani.





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